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                                                                      EXHIBIT 99

FREEPORT-McMoRAN OIL AND GAS
ROYALTY TRUST
CHASE BANK OF TEXAS, TRUSTEE


                                  NEWS RELEASE

TEXAS CIRCUIT - FOR IMMEDIATE RELEASE


                          FMR ANNOUNCES JANUARY COSTS

HOUSTON, TEXAS (January 21, 1998)--Freeport-McMoRan Oil and Gas Royalty Trust (New York Stock Exchange Symbol: FMR) announced that for the month of January 1998 the Trust's Class A costs exceeded Gross Proceeds by $1,322,287, increasing the cumulative Class A cost carry-forward to $18,771,487. Accordingly, there will be no distribution for January 1998. In addition, net current month Trust administrative expenses of $6,965 will be paid from the Trust administrative expense reserve resulting in approximately $1.7 million remaining in the expense reserve.

As referenced in the Trust's September 30, 1997 Form 10-Q quarterly report, on December 22, 1997 Freeport-McMoRan Inc. (FTX) merged into IMC Global Inc.
(IGL). As a result of the merger, IGL has assumed the duties and responsibilities of the Working Interest Owner formerly held by FTX.



CONTACT:  FREEPORT-McMoRAN OIL AND GAS ROYALTY TRUST
          CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, TRUSTEE
          DEBBIE MILLER
          (713) 216-5712
          www.businesswire.com/cnn/fmr.htm